EXHIBIT 10.54

FIRST AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENT

THIS FIRST AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENT (the “Amendment”) is made as of November 30, 2004 between CECO Environmental Corp., a Delaware corporation (the “Company”), and Marshall J. Morris (“Optionee”).

RECITALS:

WHEREAS, Company and Optionee are parties to that certain Incentive Stock Option Agreement (“Option Agreement”), dated as of January 20, 2000;

WHEREAS, the Company has agreed to accelerate the vesting of certain of the options in consideration for the agreement of Mr. Morris to not exercise the Option for any portion of the Shares prior to January 1, 2005;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Amendment and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Option Agreement.

2. Vesting/Exercise Period. Notwithstanding anything contained in the Option Agreement to the contrary, Optionee shall not exercise the Option with respect to any of the Shares, prior to January 1, 2005 (the “Last Vesting Date”). Notwithstanding that Optionee shall not be an employee of the Corporation commencing after the date hereof and notwithstanding anything contained in the Option Agreement to the contrary, the Option shall become exercisable as to the final 20% of the Shares (10,000 Shares) on January 1, 2005, provided that Optionee has not breached the Option Agreement, as amended hereby. The expiration period of the Option shall be as set forth in the Option Agreement.

3. Ratification of Option Agreement. Except as amended and modified hereby, the Option Agreement shall be and remain unchanged and in full force and effect in accordance with their respective terms and the Option Agreement is hereby ratified and confirmed hereunder.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, but all of which shall constitute but one and the same instrument.

7. Governing Law. This Amendment shall be construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

CECO Environmental Corp.

By:	/s/ Phillip DeZwirek
Phillip DeZwirek, Chairman
and Chief Executive Officer

/s/ Marshall J. Morris
Marshall J. Morris

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